  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 4, 1994.

                                                  REGISTRATION NO. 33-50679
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                 AMENDMENT

                                   NO. 2

                                    TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------

                                CRIIMI MAE INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ----------------

                MARYLAND                               52-1622022
        (STATE OF INCORPORATION)          (I.R.S. EMPLOYER IDENTIFICATION NO.)

                              11200 ROCKVILLE PIKE
                           ROCKVILLE, MARYLAND 20852
                        TELEPHONE NUMBER (301) 468-9200
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                               WILLIAM B. DOCKSER
                             CHAIRMAN OF THE BOARD
                              11200 ROCKVILLE PIKE
                           ROCKVILLE, MARYLAND 20852
                                 (301) 468-9200
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:
       MORRIS F. DEFEO, JR., ESQ.               GERALD S. BACKMAN, P.C.
    ARENT FOX KINTNER PLOTKIN & KAHN             WEIL, GOTSHAL & MANGES
     1050 CONNECTICUT AVENUE, N.W.                  767 FIFTH AVENUE
       WASHINGTON, DC 20036-5339                   NEW YORK, NY 10153

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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- --------------------------------------------------------------------------------

                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  All of the expenses set forth below, except the SEC registration fee, are estimated.

      SEC registration fee............................................ $ 32,344
      NASD filing fee.................................................   10,850
      NYSE listing fee................................................   26,250
      Printing and engraving expenses.................................  240,000
      Accounting fees and expenses....................................  150,000
      Legal fees and expenses.........................................  150,000
      Blue Sky fees and expenses (including legal fees)...............    5,000
      Miscellaneous...................................................   85,556
                                                                       --------
          Total....................................................... $700,000
                                                                       ========

- --------

* To be provided by amendment.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Under Maryland law, a corporation formed under Maryland law is permitted to limit, by provisions in its articles of incorporation, the liability of its directors and officers to the corporation or its stockholders for money damages except for (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action. CRIIMI MAE's Articles of Incorporation include such a provision which limits such liability to the fullest extent permitted by Maryland law.

  CRIIMI MAE's Bylaws provide that CRIIMI MAE shall indemnify its directors, officers and adviser, and may indemnify other persons who may be indemnified, to the fullest extent permitted by Maryland law against any liability and related expenses (including attorneys' fees) incurred in conjunction with any proceeding or threatened proceeding in which any of them may be involved, or threatened to be involved, as a party or otherwise, arising out of or incidental to CRIIMI MAE's business. CRIIMI MAE has purchased and maintains liability insurance against liabilities that may be asserted against such persons in connection with CRIIMI MAE, whether or not indemnification against such liabilities would be permitted under the provisions of CRIIMI MAE's Articles of Incorporation.

  Section 2-418 of the General Corporation Law of the State of Maryland provides, together with the Bylaws described above, for the indemnification of directors, officers and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursements of expenses incurred) arising under the Securities Act.

  The Underwriters will also agree to indemnify the directors and officers of CRIIMI MAE against certain liabilities as set forth in the Underwriting Agreement (see Exhibit 1).

ITEM 16. EXHIBITS

  (a) EXHIBITS.

     EXHIBIT
      NUMBER                                  DESCRIPTION
     -------                                  -----------
         1     --Form of Underwriting Agreement between CRIIMI MAE and the Underwriters.
         5     --Opinion of Arent Fox Kintner Plotkin & Kahn regarding validity of securities being registered.

        10.1   --Promissory Note from CRIIMI MAE payable to CIBC, Inc.
        10.2   --Promissory Note from CRIIMI MAE payable to National Australia Bank
                 Limited.
        10.3   --Promissory Note from CRIIMI MAE payable to Signet Bank/Virginia
        10.4   --Revolving Credit Agreement between CRIIMI MAE and Canadian Imperial Bank of Commerce.
        10.5   --Security Agreement between CRIIMI MAE, Canadian Imperial Bank of
                 Commerce, and Chemical Bank, as agent.
      **23.1   --Consent of Arthur Andersen & Co.
        23.2   --Consent of Arent Fox Kintner Plotkin & Kahn (included in Exhibit 5).
       *24     --Power of Attorney (included on Signature Page).

- --------

* Previously filed with the initial filing on October 19, 1993 of CRIIMI MAE's Registration Statement on Form S-3 (File No. 33-50679).

** Previously filed with Amendment No. 1 to CRIMI MAE's Registration Statement on Form S-3 (File No. 33-50679) filed on February 16, 1994.

ITEM 17. UNDERTAKINGS

  The undersigned registrant undertakes that:

    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned registrant also hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ROCKVILLE, STATE OF MARYLAND, ON THE 4TH DAY OF MARCH, 1994.

                                          Criimi Mae Inc.


                                          By:      /s/ William B. Dockser
                                               ---------------------------------
                                                     William B. Dockser
                                                   Chairman of the Board

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

             SIGNATURE                           TITLE                  DATE
             ---------                           -----                  ----
/s/      William B. Dockser          Chairman of the Board         March 4, 1994
- ------------------------------------  (Principal Executive
         William B. Dockser           Officer and Director)

/s/    H. William Willoughby*        Director, President and       March 4, 1994
- ------------------------------------  Secretary
       H. William Willoughby

                                     Director
- ------------------------------------
         Garrett G. Carlson

/s/     G. Richard Dunnells*         Director                      March 4, 1994
- ------------------------------------
        G. Richard Dunnells

                                     Director
- ------------------------------------
          Robert F. Tardio

/s/    Elizabeth O. Flanagan*        Chief Financial Officer       March 4, 1994
- ------------------------------------  (Principal Financial and
       Elizabeth O. Flanagan          Accounting Officer)

- --------

  * William B. Dockser, by signing his name hereto does sign this document on behalf of each of the persons indicated above pursuant to power of attorney duly executed by such persons and filed with the Securities and Exchange Commission.

                                 EXHIBIT INDEX

                                                                    SEQUENTIAL
 EXHIBIT NO.                      DESCRIPTION                        PAGE NO.
 -----------                      -----------                       ----------
    1         -- Form of Underwriting Agreement between CRIIMI MAE
                 and the Underwriters
    5         -- Opinion of Arent Fox Kintner & Kahn regarding
                 validity of securities being registered
   10.1       -- Promissory Note from CRIIMI MAE payable to CIBC,
                 Inc.
   10.2       -- Promissory Note from CRIIMI MAE payable to
                 National Australia Bank Limited
   10.3       -- Promissory Note from CRIIMI MAE payable to Signet
                 Bank/Virginia
   10.4       -- Revolving Credit Agreement between CRIIMI MAE and
                 Canadian Imperial Bank of Commerce
   10.5       -- Security Agreement between CRIIMI MAE, and
                 Canadian Imperial Bank of Commerce,
                 and Chemical Bank, as agent.
 **23.1       -- Consent of Arthur Andersen & Co.
   23.2       -- Consent of Arent Fox Kintner Plotkin & Kahn
                (included in Exhibit 5)
  *24         -- Power of Attorney (included in Signature Page.)

- --------

    * Previously filed with the initial filing on October 19, 1993 of CRIIMI MAE's Registration Statement on Form S-3 (File No. 33-50679).

   ** Previously filed with Amendment No. 1 to CRIIMI MAE's Registration Statement on Form S-3 (File No. 33-50679).